Sub-Item 77Q1(a)
Copies of any material amendments to the Registrant's charter or by-laws.

Articles Supplementary to Registrant's
Articles of Amendment and Restatement
(adding Advantage, Equity Growth,
Global Growth and International Opportunity
Portfolios), dated January 20, 2010, are incorporated herein by reference to
Exhibit (a)(45) to Post-Effective
Amendment No. 82 to the Registration
Statement on Form N-1A filed on
February 23, 2010, accession
number 0001104659-10-008873,
file number: 033-23166.